UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2009

Global Crossing Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-16201	980189783
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

WESSEX HOUSE, 45 REID STREET, HAMILTON, Bermuda		HM12
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 296-8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 24, 2009, GC Impsat Holdings I Plc (“GC Impsat”), a subsidiary of Global Crossing Limited, issued a press release announcing that it commenced a cash tender offer to purchase any and all of its outstanding 9.875% senior notes due 2017 (the “Notes”) of which $225 million in aggregate principal amount was outstanding as of August 24, 2009. GC Impsat is also soliciting consents from the registered holders of the Notes to certain proposed amendments to the indenture governing the Notes, including the elimination of substantially all of the restrictive covenants, certain events of default and certain other provisions. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Ltd.

August 25, 2009	By:	/S/ MITCHELL C. SUSSIS
Name: Mitchell C. Sussis
Title: Senior Vice President, Secretary and Deputy General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Global Crossing dated August 24, 2009*

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.